UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2017 (December 27, 2017)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
        Standard; Transfer of Listing.

On December 27, 2017, Harte Hanks, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE under Rule 802.01C of the NYSE Listed Company Manual. As of December 26, 2017, the 30 trading-day average closing price of the Company’s common stock was $0.99 per share.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE under the symbol “HHS”. The Company has announced that it will effect a 10-for-1 reverse stock split on January 31, 2018 to resolve the deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company will notify the NYSE within 10 business days of receipt of the December 27, 2017 letter that it intends to cure the deficiency and to return to compliance with the NYSE continued listing requirement. Under NYSE rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures.

The NYSE informed the Company in its notice that the Company is required to issue a press release announcing that it had received the notice of noncompliance. The Company issued such a press release on December 29, 2017 (a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K).

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished herewith:

Exhibit Number	Exhibit Title
99.1	December 29, 2017 Press Release of Harte Hanks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Harte Hanks, Inc.
Dated: December 29, 2017
By:     /s/Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary